Exhibit 10.6

Kensington Capital Acquisition Corp. VI

1400 Old Country Road, Suite 301

Westbury, NY 11590

[●], 2026

Kensington Capital Partners, LLC

Three Greenacre Court

Great Neck, NY 11021

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering of the securities (the “IPO”) of Kensington Capital Acquisition Corp. VI (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination, (ii) the Company’s liquidation (in each case as described in the Registration Statement), or (iii) the 18-month anniversary of the Effective Date (such earlier date hereinafter referred to as the “Termination Date”), Kensington Capital Partners, LLC (the “Provider”) shall make, or cause to be made, available to the Company such administrative and other services of Justin Mirro as may be reasonably requested by the Company from time to time. In exchange therefore, the Company shall pay the Provider the sum of $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date (provided, that the foregoing payments shall not exceed $360,000 in the aggregate, and upon the consummation of an initial business combination, any portion of such $360,000 that has not yet been paid will accelerate and become due).

The Provider hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York that apply to contracts made and performed entirely within such State.

[Signature Page Follows]

Very truly yours,
Kensington Capital Acquisition Corp. VI
By:
Name:
Title:

AGREED TO AND ACCEPTED BY:
Kensington Capital Partners, LLC
By:
Name:
Title:

[Signature Page to Services Agreement]